Exhibit 10.1
AZLIFE Loan No. 10074
PROMISSORY NOTE

$11,000,000.00	November 14, 2007
     FOR VALUE RECEIVED, CM REAL ESTATE, LLC, a Texas limited liability company (“Maker”), having an office and usual place of business at 650 S. Royal Lane, Coppell, Texas 75019, promises to pay to the order of ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, a Minnesota corporation (“Lender”), the principal sum of Eleven Million and No/l00 Dollars (US $11,000,000.00), together with interest from the date hereof on the principal amount outstanding from time to time at the interest rate and payable on the dates set forth below. The payment of such sum is secured by a Deed of Trust, Mortgage and Security Agreement of even date herewith (“Deed of Trust”) on real estate located in Dallas County, Texas, legally described in the Deed of Trust, the Loan Documents (as defined in the Deed of Trust), and other security (collectively, the “Mortgaged Property”).
I.  Rates and Calculation of Interest
     The principal balance outstanding from time to time shall bear interest at the rate of six and one-half percent (6.50%) per year (the “Note Rate”). Except to the extent otherwise required by paragraph III.G below, interest shall be computed on the basis of a 360-day year comprised of twelve (12) months of thirty (30) days each.
II.  Payment of Principal and Interest
     Principal and interest shall be payable in lawful money of the United States to Lender c/o Allianz of America, Inc., Attention: Real Estate Department, 55 Greens Farms Road, P.O. Box 5160, Westport, Connecticut 06881-5160, or at such other place as the Lender may from time to time designate in writing, such principal sum and interest to be paid in the following manner:
     A. For purposes hereof, “Payment Date” means the tenth (10th) day of each consecutive calendar month during the term of this Note commencing January 10, 2008. Interest only from and including the date of this Note through and including December 9, 2007, shall be paid in advance on the date of this Note.
     B. On each Payment Date during the period from and including January 10, 2008, through and including November 10, 2017, payments of principal and interest in the amount of Ninety Five Thousand Eight Hundred Twenty Two and No/100 Dollars ($95,822.00) shall be due and payable (the “Monthly Installment”).
     C. The entire remaining principal amount, together with any accrued and unpaid interest and all other amounts due under the Loan Documents (the “Final Installment”), shall be due and payable in full on December 10, 2017 (the “Maturity Date”). All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.
     D. 1. Upon fifteen (15) days advance written notice to Lender, this Note may be prepaid in full at any time subject to a prepayment premium that may be substantial. Such premium represents consideration to Lender for loss of yield and reinvestment cost. The “Prepayment Premium” shall be an amount equal to the positive difference, if any, between

(a) the present value at the time of prepayment of the remaining scheduled Monthly Installments, plus the present value at the time of prepayment of the Final Installment, both such present values to be determined by discounting on a monthly basis at a rate equal to the Index Rate (as hereinafter defined), and (b) the unpaid principal balance of this Note at the time of prepayment. The Index Rate is defined as the current yield at the time of prepayment of the Treasury Constant Maturity (“TCM”) referenced in the weekly Federal Reserve Statistical Release H-15 (519) for the week immediately preceding the date on which written request for prepayment is received by Lender for the maturity most closely corresponding to the remaining term of this Note, as appropriately interpolated. The determination by Lender of the Index Rate (and any interpolation made by Lender in connection with such determination) shall be binding upon Maker absent manifest error.
          2. If the TCM ceases to be published during the term of this Note, then the Index Rate shall be the average of the yield, for the five (5) business days preceding the date of prepayment of this Note, of the US Treasury Note or Bond having a remaining term to maturity and coupon rate most closely corresponding to the remaining term to maturity and interest rate of this Note. The Index Rate will apply for any prepayment made within thirty (30) days after such request is received by Lender, after which a more recent Index Rate may be used at the sole discretion of Lender. If Lender exercises its right to accelerate the maturity date following default by Maker, tender of payment of the amount necessary to satisfy the entire indebtedness made thereafter at any time prior to the completion of transfer of ownership of the Mortgaged Property to Lender pursuant to a foreclosure sale, either by Maker, its successors or assigns or by anyone on behalf of Maker, shall be deemed to constitute an evasion of the prepayment provisions of this Note and shall be deemed to be a voluntary prepayment, and to the extent permitted by law such prepayment shall include the Prepayment Premium required to be paid as a result of the exercise of the prepayment privilege set forth herein. No prepayment premium will be payable if prepayment is scheduled to be and is received during the last three (3) months of the scheduled term of this Note. To the extent permitted by law, the Prepayment Premium shall be payable regardless of whether the loan evidenced by this Note is prepaid voluntarily or involuntarily.
          3. Notwithstanding anything to the contrary contained herein, no Prepayment Premium shall be due and payable to the extent Lender elects in accordance with the terms of the Deed of Trust to apply proceeds of insurance or condemnation awards to amounts due under this Note.
     E. All payments shall be applied first to Costs (as hereinafter defined), and interest accrued thereon; then to the payment of any escrows for taxes and insurance required by the Deed of Trust; then to late charges as defined below, and interest accrued thereon to the extent permitted by applicable law; then to accrued and unpaid interest, and the remainder to the reduction of the principal balance of this Note outstanding from time to time. The term “Costs” shall mean any sums advanced by Lender pursuant to paragraph III.A. below. Each installment of principal and interest, unless received by Lender within ten (10) days after the Payment Date when such installment is due, shall bear interest from such Payment Date at an annual rate of interest (the “Default Rate”) equal to the lesser of (a) the Note Rate plus five percent (5%), or (b) the maximum nonusurious rate of interest allowed by applicable law.

III. Additional Terms and Conditions
     A. Lender may at its sole discretion and without notice to or demand on Maker advance funds to pay any of the obligations of Maker hereunder not paid before the expiration of applicable grace periods that arise under this Note or under the Loan Documents, including tax and insurance payments. Lender may also, at its sole discretion and without notice to or demand on Maker, perform any act required of Maker under this Note or under the Loan Documents, including specifically, without limiting its general powers, appearing in and defending any action and performing any obligation of the lessor under any leases assigned to Lender as security for the payment of this Note, and in exercising any such powers paying necessary costs and expenses, employing counsel and incurring and paying attorneys’ fees. Any sums advanced, spent or incurred by Lender pursuant to this paragraph shall be added to the principal due under this Note and shall accrue interest at the Default Rate; provided, however, that upon notice and demand from Lender, any advance made will be due on the next Payment Date, and if not paid at that time, shall constitute a default hereunder. Any sums advanced or action taken by Lender pursuant to this paragraph shall not release Maker from any of its obligations under this Note or the other Loan Documents.
     B. If (I) Maker shall default in the payment when due of any installment or other payment becoming due under this Note, or (2) there shall occur any other “Event of Default” defined in the Deed of Trust, then, or at any time thereafter, the entire principal of this Note, irrespective of the maturity date specified in this Note, together with the then accrued interest and, to the extent permitted by law, the Prepayment Premium, shall at the election of Lender become immediately due and payable, together with interest after the date of such default, whether resulting from acceleration or not, at the Default Rate.
     C. Maker acknowledges that late payment by Maker to Lender of any sums due under this Note will cause Lender to incur costs not otherwise contemplated, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment payment or any other sum due from Maker shall not be received by Lender or Lender’s designee when due, Maker shall pay to Lender a “Late Charge” equal to five percent (5%) of such overdue amount. The parties agree that the Late Charge represents a fair and reasonable estimate of the costs Lender will incur by reason of late payment by Maker. The Late Charge shall be due immediately upon accrual and shall bear interest at the Default Rate to the extent permitted by applicable law. Acceptance of such Late Charge by Lender shall in no event constitute a waiver of Maker’s default with respect to such overdue amount nor prevent Lender from exercising any of the other rights and remedies granted under this Note.
     D. The rights or remedies of Lender as provided in this Note and any Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together against Maker, the Mortgaged Property, any guarantor of this Note and any other funds, property or security held by Lender for the payment of the indebtedness due under this Note or otherwise, at the sole discretion of Lender. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies or of the right to exercise them at any later time.

     E. Except as may be otherwise expressly provided in this Note or the other Loan Documents, all makers, endorsers, guarantors, sureties, accommodation parties of this Note and all other persons liable or to become liable for all or any part of this indebtedness, jointly or severally waive diligence, presentment, protest and demand, and also notice of intent to accelerate maturity, notice of acceleration of maturity, notice of protest, notice of demand, notice of nonpayment, notice of dishonor, and notice of maturity, and also recourse to suretyship defenses generally; and they also jointly and severally consent to any and all renewals, extensions or modifications of the terms of this Note, including time for payment, and further agree that any such renewal, extension or modification of the terms of this Note or the release or substitution of any security for the indebtedness evidenced by this Note or any other indulgences shall not affect the liability of any of such parties for the indebtedness evidenced by this Note. Any such renewals, extensions or modifications may be made without notice to any of such parties.
     F. Maker, endorsers, guarantors, sureties, accommodation parties of this Note and all other persons liable or to become liable on this Note, agree jointly and severally to pay all costs of collection, including attorneys’ fees and all costs of suit, in case the unpaid principal sum of this Note or any payment of interest, principal and interest, Late Charge, other payment, or Prepayment Premium is not paid when due, or in case it becomes necessary to protect the security for the indebtedness evidenced by this Note, or for the foreclosure by Lender of the Deed of Trust or other Loan Documents, or if Lender is made party to any litigation because of the existence of the indebtedness of this “Note or the Deed of Trust or other Loan Documents whether suit be brought or not, and whether through courts of original jurisdiction, as well as in courts of appellate jurisdiction, or through any bankruptcy court or other legal proceedings, which costs and fees may be added to the amount due under and be recoverable with this Note.
     G. The provisions of this Note and of all agreements between Maker and Lender, whether now existing or hereafter arising and whether written or oral, including, but not limited to, the Loan Documents, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount contracted for, charged, taken, reserved, paid, or agreed to be paid to Lender for the use, forbearance, retention or detention of the money loaned under this Note and related indebtedness exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever (including, without limitation, the receipt of any Late Charge or similar amount), performance or fulfillment of any provision hereof or of any agreement between Maker and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Maker, and not to the payment of interest. All interest (including any amounts or payments judicially or otherwise under the law deemed to be interest) contracted for, charged, taken, reserved, paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note, including any extensions or renewals hereof, until payment in full of the principal balance of this Note so that the interest thereof for such full period will not exceed at any time the maximum amount permitted by applicable law. Maker hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Maker will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Maker or crediting such excess interest against this Note and/or any other indebtedness then owing by Maker to Lender. To the extent that Lender is relying on Chapter 303, as amended, of the Texas Finance Code to determine the maximum amount of interest permitted by applicable law on the principal of this Note, Lender will utilize the weekly rate ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits a greater amount of interest than is permitted under Texas law, Lender will rely on United States federal law instead of such Chapter 303, as amended, for the purpose of determining the maximum amount permitted by applicable law. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the maximum lawful rate under such Chapter 303, as amended, or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the indebtedness evidenced hereby. This paragraph III.G. will control all agreements between Maker and Lender.
     H. As a part of this transaction, Maker has specifically agreed that this Note shall be governed by and interpreted in accordance with the laws of the State of Texas and the applicable laws of the United States of America. Maker hereby irrevocably submits to the jurisdiction of any court of competent jurisdiction located in the State of Texas in connection with any proceeding arising out of or relating to this Note. To the fullest extent permitted by applicable law, Maker hereby agrees not to elect a trial by jury of any issue triable of right by jury, and waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist with regard to this Note or the other Loan Documents, or any claim, counterclaim or other action arising in connection therewith (to the extent permitted by applicable law) including, but not limited to those relating to (1) allegations that a partnership exists between Lender and Maker; (2) usury or penalties or damages therefor; (3) allegations of unconscionable acts, deceptive trade practice, lack of good faith or fair dealing, lack of commercial reasonableness, or special relationships (such as fiduciary, trust or confidential relationship); (4) allegations of dominion, control, alter ego, instrumentality, fraud, real estate fraud, misrepresentation, duress, coercion, undue influence, interference or negligence; (5) allegations of tortious interference with present or prospective business relationships or of antitrust; or (6) slander, libel or damage to reputation. This waiver of right to trial by jury is given knowingly and voluntarily by Maker, and is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue. Lender is hereby authorized to file a copy of this paragraph in any proceeding as conclusive evidence of this waiver by Maker.
     I. This Note may not be amended, modified or changed, nor shall any waiver of any provisions of this Note be effective, except by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

     J. Whenever used in this Note, the words “Maker” and “Lender” shall be deemed to include their respective heirs, personal representatives, successors and assigns, and the word “Lender” shall be deemed to include subsequent holders of this Note.
     K, As a material inducement to Lender to advance the proceeds of the loan evidenced by this Note, Craftmade International, Inc, a Delaware corporation (“Principal of Borrower”) has executed that certain Guaranty Agreement of even date herewith guaranteeing the obligations of Borrower under this Note and the other Loan Documents. Borrower and Guarantor shall be fully and personally liable. on a joint and several basis, for the payment of all indebtedness and the performance of all obligations payable or performable by Borrower under this Note or the other Loan Documents. Borrower agrees that Lender shall not be required to perfect or enforce its rights against the Mortgaged Property or any other collateral, or to exhaust any other remedies, prior to filing suit against Borrower to enforce this Note or any of the other Loan Documents.
     L. Upon receipt of evidence reasonably satisfactory to Maker of the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Maker or, in the case of any such mutilation, upon surrender and cancellation of this Note, Maker will execute and deliver to Lender in lieu thereof, a replacement note dated as of the date of this Note, identical in form and substance to this Note and upon such execution and delivery all references in the Deed of Trust and other Loan Documents to this Note shall be deemed to refer to such replacement note.
     THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND LENDER.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Maker has executed this Note effective as of the day and year first above written.

CM REAL ESTATE, LLC, a Texas limited liability company

By:	/s/ James R. Ridings

Name:	James R. Ridings

Title:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     This instrument was acknowledged before me on the 13th day of November, 2007, by James Ridings,                      of CM Real Estate, LLC, a Texas limited liability company, on behalf of said limited liability company.

/s/ Susan B. Peresh

Notary Public in and for the State of Texas
Printed Name of Notary

Susan B. Peresh

My Commission Expires:	3/20/2009

8